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                                                                       EXHIBIT 1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-81011) of U.S. Foodservice, Inc. (formerly "JP Foodservice, Inc.") of our report dated June 11, 1999 relating to the financial statements of the U.S. Foodservice 401(k) Retirement Savings Plan (formerly "JP Foodservice, Inc. 401(k) Retirement Savings Plan") which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
June 25, 1999